Exhibit 99.1

Explanation of Responses:

(1) The Reporting Person, pursuant to the acquisition by its indirect subsidiary, Brookfield International Limited (“BIL”), of equity interests in Brookfield Retail Split II LLC, Delaware limited liability company (“Split II”), acquired an additional indeterminate portion of the pecuniary interest in such shares of Common Stock. Common Stock is held directly by Brookfield Retail Holdings VI, LLC, a Delaware limited liability company (“BRH VI”). In accordance with Instruction 4(b)(iv), the entire amount of the Common Stock directly held by BRH VI is reported herein.

(2) Pursuant to an acquisition by the Reporting Person of equity interests in Burgundy Acquisitions I Ltd. (“Burgundy”), which holds interests in Brookfield Retail Holdings Offshore B LLC, a Delaware limited liability company (“Offshore 2”) and Brookfield Retail Holdings Warrants LLC, a Delaware limited liability company (“BRH Warrants”), the Reporting Person acquired an additional indeterminate portion of the pecuniary interest in such shares of Common Stock and Warrants directly held by such persons.

(3) Common Stock held directly by Brookfield Retail Holdings VII LLC, a Delaware limited liability company (“New BRH”). Offshore 2 and BPY Retail I LLC (“BPY I”) are members of New BRH. In accordance with Instruction 4(b)(iv), the entire amount of the Common Stock directly held by New BRH is reported herein.

(4) Common Stock and Warrants held directly by Brookfield Retail Holdings II LLC, a Delaware limited liability company (“BRH II”). Offshore 2 and BPY I are members of BRH II. In accordance with Instruction 4(b)(iv), the entire amount of the Common Stock and Warrants directly held by BRH II is reported herein.

(5) Common Stock and Warrants held directly by Brookfield Retail Holdings III LLC, a Delaware limited liability company (“BRH III”). Offshore 2 and BPY I are members of BRH III. In accordance with Instruction 4(b)(iv), the entire amount of the Common Stock and Warrants directly held by BRH III is reported herein.

(6) Common Stock and Warrants held directly by Brookfield Retail Holdings IV-A LLC, a Delaware limited liability company (“BRH IV-A”). Offshore 2 and BPY I are members of BRH IV-A. In accordance with Instruction 4(b)(iv), the entire amount of the Common Stock and Warrants directly held by BRH IV-A is reported herein.

(7) Common Stock and Warrants beneficially owned by Brookfield Retail Holdings IV-B LLC, a Delaware limited liability company (“BRH IV-B”) and held in title by Brookfield US Retail Holdings LLC. Offshore 2 and BPY I are members of BRH IV-B. In accordance with Instruction 4(b)(iv), the entire amount of the Common Stock and Warrants directly held by BRH IV-B is reported herein.

(8) Common Stock and Warrants held directly by Brookfield Retail Holdings IV-C Sub LLC, a Delaware limited liability company (“BRH IV-C”). Offshore 2 and BPY I are members of BRH IV-C. In accordance with Instruction 4(b)(iv), the entire amount of the Common Stock and Warrants directly held by BRH IV-C is reported herein.

(9) Common Stock and Warrants held directly by Brookfield Retail Holdings IV-D LLC, a Delaware limited liability company (“BRH IV-D” and, together with BRH Warrants, New BRH, BRH II, BRH III, BRH IV-A, BRH IV-B and BRH IV-C, the “Investment Vehicles”). Offshore 2 and BPY I are members of BRH IV-D. In accordance with Instruction 4(b)(iv), the entire amount of the Common Stock and Warrants directly held by BRH IV-D is reported herein.

(10) Warrants held directly by BRH Warrants. In accordance with Instruction 4(b)(iv), the aggregate number of Warrants directly held by BRH Warrants is reported herein.

(11) Pursuant to an acquisition by the Reporting Person of additional equity interests in Offshore 2 LLC and BRH Warrants, the Reporting Person acquired an additional indeterminate portion of the pecuniary interest in such shares of Common Stock and Warrants.

(12) Pursuant to a disposition of interests in Brookfield BPY Retail Holdings II LLC, a Delaware limited liability company (“US GGP Subco”), Brookfield BPY Retail Holdings III LLC, a Delaware limited liability company (“US GGP Subco 2”) and Brookfield BPY Retail Holdings I LLC, a Delaware limited liability company (“US GGP Holdco”), indirectly held by the Reporting Person, an indeterminate portion of the Reporting Person’s pecuniary in such shares of Common Stock and Warrants was disposed of. The Reporting Person maintains a pecuniary interest in an indeterminate portion of such shares of Common Stock and Warrants.

(13) Common Stock is held directly by BPY Retail IV LLC, a Delaware limited liability company (“BPY LLC 4”), of which US GGP Subco 2 is a member. In accordance with Instruction 4(b)(iv), the entire amount of the Common Stock directly held by BPY LLC 4 is reported herein.

(14) Common Stock is held directly by BPY Retail V LLC, a Delaware limited liability company (“BPY LLC 5”), of which US GGP Subco 2 is a member. In accordance with Instruction 4(b)(iv), the entire amount of the Common Stock directly held by BPY LLC 5 is reported herein.

(15) Common Stock is held directly by BPY Retail II LLC, a Delaware limited liability company (“BPY LLC 2”), of which US GGP Holdco is a member. In accordance with Instruction 4(b)(iv), the entire amount of the Common Stock directly held by BPY LLC 2 is reported herein.

(16) Common Stock is held directly by US GGP Holdco. In accordance with Instruction 4(b)(iv), the entire amount of the Common Stock directly held by US GGP Holdco is reported herein.

(17) The Reporting Person, pursuant to the acquisition by BPY II L.P., a subsidiary of the Reporting Person, of equity interests in BW Purchaser, LLC (“BW Purchaser”), acquired an indeterminate portion of the pecuniary interest in such Warrants. Warrants held directly by BW Purchaser. In accordance with Instruction 4(b)(iv), the entire amount of the Warrants directly held by BW Purchaser is reported herein. Each Warrant entitled the holder to purchase one share of Common Stock at an initial exercise price of $10.50 per share, subject to adjustments as provided in the warrant agreement, dated as of November 9, 2010, by and among Mellon Investor Services LLC, as warrant agent, and the Issuer.

(18) The Reporting Person, pursuant to the acquisition of additional equity interests in BPY II L.P. acquired an indeterminate additional portion of pecuniary interest in such Common Stock and Warrants held directly by such persons. In accordance with Instruction 4(b)(iv), the entire amount of Common Stock and Warrants held by such persons are reported herein.

(19) The Reporting Person disclaims beneficial ownership of all shares of Common Stock and Warrants that are beneficially owned by the Investment Vehicles, except to the extent of any indirect pecuniary interest therein.

(20) Each Warrant entitled the holder to purchase one share of Common Stock at an initial exercise price of $10.75 per share, subject to adjustments as provided in the warrant agreement, dated as of November 9, 2010, by and among Mellon Investor Services LLC, as warrant agent, and the Issuer.

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